Universal Display Contact:
Darice Liu
investor@udcoled.com
media@udcoled.com
609-671-0980 x570

UNIVERSAL DISPLAY CORPORATION ANNOUNCES
FOURTH QUARTER AND FULL YEAR 2015 FINANCIAL RESULTS
Ewing, New Jersey - February 25, 2016 - Universal Display Corporation (Nasdaq: OLED), enabling energy-efficient displays and lighting with its UniversalPHOLED® technology and materials, today announced its results for the fourth quarter and year ended December 31, 2015.

For the full year 2015, the Company reported revenues of $191.0 million, essentially flat compared to the prior year. Operating income decreased to $32.3 million for the year, down 45% from $58.6 million for 2014. The Company reported net income of $14.7 million, or $0.31 per diluted share, for the full year 2015, compared to net income of $41.9 million, or $0.90 per diluted share, for 2014. The 2015 net income figure reflects a $33.0 million write-down of inventory in the second quarter, primarily of an existing host material and associated work-in-process, resulting from a customer's faster-than-expected reduction in demand for this material. Excluding this item and its associated $2.8 million reduction in income tax expense, non-GAAP net income for 2015 was $44.8 million, or $0.94 per diluted share (see "reconciliation of Non-GAAP Measures" for further discussion of the non-GAAP measures).

“Our fourth quarter results were less-than-anticipated, which we believe was primarily due to year-end inventory management by our customers and product mix weighing more to our lower priced emitters,” said

Sidney D. Rosenblatt, Executive Vice President and Chief Financial Officer of Universal Display. “As we have noted in the past, short-term forecasting in this emerging OLED market environment is difficult, even though we are confident that this is a long-term growth market. While 2015 revenues were flat year-over-year, we are pleased to report that our commercial emitter sales increased 16% and our royalty and licensing revenues grew 23% year-over-year. We also generated $113.6 million of cash from operations, more than doubling 2014's operating cash flow of $47.3 million."

Rosenblatt continued, "We believe that 2016 is poised to be a year in which the OLED industry builds meaningful new capacity for the continued proliferation of OLEDs in the marketplace. This groundwork is paving the foundation for the next wave of expansion in OLED mass production, which we believe is set to commence in 2017. As noted by a number of companies in the ecosystem, the OLED design pipeline is growing robustly, and we anticipate that this will drive new capacity plans for 2017, 2018 and beyond. As a key enabler and partner in the OLED industry, we expect these additional capacity plans to result in new revenue opportunities, and overall, a positive growth trajectory for the industry."

Fourth Quarter Results

Revenues for the fourth quarter of 2015 were $62.3 million, up 11% compared to revenues of $56.2 million for the same quarter of 2014. Material sales were $27.8 million, down 1% compared to the fourth quarter of 2014, primarily due to a $5.3 million decline in host material sales. This decline was offset by an increase of $4.9 million in emitter sales. Royalty and license fees were $34.4 million in the fourth quarter of 2015, up 23% compared to $28.0 million in the same quarter of 2014. The Company recognized $30 million in SDC licensing revenue in the fourth quarter of 2015, up from $25 million in the same quarter of 2014.

The Company reported operating income of $26.6 million for the fourth quarter of 2015, up 56% compared to operating income of $17.1 million for the fourth quarter of 2014. Operating expenses were $35.7 million, compared to $39.1 million in the fourth quarter of 2014, and cost of materials was $8.1 million, compared to $12.1 million in the fourth quarter of 2014.

Net income for the fourth quarter of 2015 was $18.1 million, or $0.39 per diluted share, compared to $13.1 million, or $0.28 per diluted share, for the fourth quarter of 2014.

Full Year 2015 Results

Revenues for the full year 2015 were $191.0 million, essentially flat compared to 2014. Material sales were $113.1 million, down 11% from $126.8 million compared to 2014, primarily due to a $29.0 million decline in host material sales, partially offset by a $15.1 million increase in emitter sales. Royalty and license fees were $77.8 million, up 23% from $63.2 million for the prior year.

The Company reported operating income of $32.3 million for the full year 2015, compared to $58.6 million in 2014. The 2015 figures include a $33.0 million write-down of inventory taken in the second quarter. Excluding the write-down, non-GAAP operating income for 2015 was $65.3 million. For the full year 2015, the Company reported net income of $14.7 million, or $0.31 per diluted share, compared to $41.9 million, or $0.90 per diluted share, for the same period in 2014. Net income for 2015 included the aforementioned inventory write-down. Excluding this item, non-GAAP net income for 2015 was $44.8 million, or $0.94 per diluted share.

The Company’s balance sheet remained strong, with cash and cash equivalents and short-term investments of $395.5 million as of December 31, 2015. For the full year 2015, the Company generated $113.6 million in operating cash flow, compared to $47.3 million of operating cash flow in 2014.

2016 Guidance

Although the OLED industry is still at an early state where many variables can have a material impact on its growth, and the Company thus caveats its financial guidance accordingly, the Company believes that its 2016 revenues will increase 15% year-over-year, plus or minus 5%, as compared to 2015.

Conference Call Information

In conjunction with this release, Universal Display will host a conference call on Thursday, February 25, 2016 at 5:00 p.m. Eastern Time. The live webcast of the conference call can be accessed under the events portion of the Company's website. Those wishing to participate in the live call should dial 1-800-406-5356 (toll-free) or 1-913-981-5510, and reference conference ID 4956978. Please dial in 5-10 minutes prior to the scheduled conference call time.

About Universal Display Corporation
Universal Display Corporation (Nasdaq: OLED) is a leader in developing and delivering state-of-the-art, organic light emitting diode (OLED) technologies, materials and services to the display and lighting industries. Founded in 1994, the Company currently owns or has exclusive, co-exclusive or sole license rights with respect to more than 3,600 issued and pending patents worldwide. Universal Display licenses its proprietary technologies, including its breakthrough high-efficiency UniversalPHOLED® phosphorescent OLED technology, that can enable the development of low power and eco-friendly displays and white lighting. The Company also develops and offers high-quality, state-of-the-art UniversalPHOLED materials that are recognized as key ingredients in the fabrication of OLEDs with peak performance. In addition, Universal Display delivers innovative and customized solutions to its clients and partners through technology transfer, collaborative technology development and on-site training.

Based in Ewing, New Jersey, with international offices in Ireland, South Korea, Hong Kong, Japan and Taiwan, Universal Display works and partners with a network of world-class organizations, including Princeton University, the University of Southern California, the University of Michigan, and PPG Industries, Inc. The Company has also established relationships with companies such as AU Optronics Corporation, BOE Technology, DuPont Displays, Inc., Innolux Corporation, Kaneka Corporation, Konica Minolta

Technology Center, Inc., LG Display Co., Ltd., Lumiotec, Inc., OLEDWorks LLC., Pioneer Corporation, Samsung Display Co., Ltd., Sumitomo Chemical Company, Ltd. and Tohoku Pioneer Corporation. To learn more about Universal Display, please visit http://www.udcoled.com.

Universal Display Corporation and the Universal Display logo are trademarks or registered trademarks of Universal Display Corporation. All other company, brand or product names may be trademarks or registered trademarks.

# # #

All statements in this document that are not historical, such as those relating to Universal Display Corporation’s technologies and potential applications of those technologies, the Company’s expected results as well as the growth of the OLED market and the Company’s opportunities in that market, are forward-looking financial statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements in this document, as they reflect Universal Display Corporation’s current views with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated. These risks and uncertainties are discussed in greater detail in Universal Display Corporation’s periodic reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, including, in particular, the section entitled “Risk Factors” in Universal Display Corporation’s annual report on Form 10-K for the year ended December 31, 2015. Universal Display Corporation disclaims any obligation to update any forward-looking statement contained in this document.

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(Unaudited)

	December 31,
	2015	2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$97,513	$45,418
Short-term investments	297,981	243,088
Accounts receivable	24,729	22,075
Inventories	12,748	37,109
Deferred income taxes	12,326	18,459
Other current assets	2,387	4,356
Total current assets	447,684	370,505
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $27,897 and $24,813	22,407	19,922
ACQUIRED TECHNOLOGY, net of accumulated amortization of $54,837 and $43,838	72,015	83,014
INVESTMENTS	2,187	3,047
DEFERRED INCOME TAXES	14,945	12,934
OTHER ASSETS	174	425
TOTAL ASSETS	$559,412	$489,847
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,849	$9,260
Accrued expenses	17,387	14,986
Deferred revenue	10,107	2,466
Other current liabilities	167	111
Total current liabilities	34,510	26,823
DEFERRED REVENUE	35,543	3,366
RETIREMENT PLAN BENEFIT LIABILITY	22,594	10,916
Total liabilities	92,647	41,105

SHAREHOLDERS’ EQUITY:
Preferred Stock, par value $0.01 per share, 5,000,000 shares authorized, 200,000 shares of Series A Nonconvertible Preferred Stock issued and outstanding (liquidation value of $7.50 per share or $1,500)	2	2
Common Stock, par value $0.01 per share, 100,000,000 shares authorized, 48,132,223 and 47,061,826 shares issued at December 31, 2015 and 2014, respectively	482	471
Additional paid-in capital	589,885	581,114
Accumulated deficit	(73,627)	(88,305)
Accumulated other comprehensive loss	(9,819)	(4,382)
Treasury stock, at cost (1,357,863 shares at December 31, 2015 and 2014)	(40,158)	(40,158)
Total shareholders’ equity	466,765	448,742
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$559,412	$489,847

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,
	2015	2014
REVENUE:
Material sales	$27,796	$28,139
Royalty and license fees	34,441	27,992
Technology development and support revenue	75	42
Total revenue	62,312	56,173

OPERATING EXPENSES:
Cost of material sales	8,085	12,079
Research and development	12,643	12,540
Selling, general and administrative	8,902	8,535
Patent costs and amortization of acquired technology	4,255	4,486
Royalty and license expense	1,807	1,458
Total operating expenses	35,692	39,098
Operating income	26,620	17,075
INTEREST INCOME	244	179
INTEREST EXPENSE	(22)	(15)
INCOME BEFORE INCOME TAXES	26,842	17,239
INCOME TAX EXPENSE	(8,754)	(4,113)
NET INCOME	$18,088	$13,126

NET INCOME PER COMMON SHARE:
BASIC	$0.39	$0.29
DILUTED	$0.39	$0.28

WEIGHTED AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE:
BASIC	46,675,225	45,903,917
DILUTED	46,864,535	46,350,851

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share data)
(Unaudited)

	Year Ended December 31,
	2015	2014
REVENUE:
Material sales	$113,066	$126,885
Royalty and license fees	77,773	63,192
Technology development and support revenue	207	954
Total revenue	191,046	191,031

OPERATING EXPENSES:
Cost of material sales	62,997	41,315
Research and development	44,641	41,154
Selling, general and administrative	29,046	28,135
Patent costs and amortization of acquired technology	16,716	17,288
Royalty and license expense	5,370	4,519
Total operating expenses	158,770	132,411
Operating income	32,276	58,620
INTEREST INCOME	837	777
INTEREST EXPENSE	(54)	(70)
INCOME BEFORE INCOME TAXES	33,059	59,327
INCOME TAX EXPENSE	(18,381)	(17,473)
NET INCOME	$14,678	$41,854

NET INCOME PER COMMON SHARE:
BASIC	$0.31	$0.90
DILUTED	$0.31	$0.90

WEIGHTED AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE:
BASIC	46,816,394	46,252,960
DILUTED	47,494,188	46,685,145

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Year Ended December 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$14,678	$41,854
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred revenue	(8,994)	(4,274)
Depreciation	3,086	2,077
Amortization of intangibles	10,999	10,997
Inventory write-down	33,000	3,900
Amortization of premium and discount on investments, net	(697)	(531)
Stock-based compensation to employees	9,173	7,278
Stock-based compensation to Board of Directors and Scientific Advisory Board	1,291	995
Deferred income tax expense (benefit)	7,137	9,108
Retirement plan benefit expense	3,354	1,679
(Increase) decrease in assets:
Accounts receivable	(2,654)	(6,418)
Inventories	(8,639)	(30,414)
Other current assets	1,969	2,267
Other assets	251	(183)
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	790	3,055
Other current liabilities	56	87
Deferred revenue	48,812	5,793
Net cash provided by operating activities	113,612	47,270
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(5,103)	(6,153)
Additions to intangibles	—	—
Purchases of investments	(691,876)	(408,974)
Proceeds from sale of investments	638,411	372,818
Net cash used in investing activities	(58,568)	(42,309)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	354	328
Repurchase of common stock	—	(29,500)
Proceeds from the exercise of common stock options	2,034	1,887
Payment of withholding taxes related to stock-based compensation to employees	(5,337)	(2,844)
Net cash used in financing activities	(2,949)	(30,129)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	52,095	(25,168)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	45,418	70,586
CASH AND CASH EQUIVALENTS, END OF YEAR	$97,513	$45,418

Reconciliation of Non-GAAP Measures
The following table details our reconciliation of non-GAAP measures to the most directly comparable GAAP measures:

(in thousands, except per share data)	Three Months Ended December 31,
	2015	2014
	(Unaudited)
Operating Results:
Cost of material sales	$8,085	$12,079
Operating expenses	35,692	39,098
Operating Income	26,620	17,075
Income before income taxes	26,842	17,239
Net income	18,088	13,126
Net income per common share, basic	$0.39	$0.29
Net income per common share, diluted	$0.39	$0.28
Non-GAAP Reconciling Items:
Inventory write-down	—	—
Tax impact of inventory write-down	—	—
Non-GAAP Measures:
Cost of material sales	8,085	12,079
Operating expenses	35,692	39,098
Operating Income	26,620	17,075
Income before income taxes	26,842	17,239
Net income	18,088	13,126
Net income per common share, basic*	$0.39	$0.29
Net income per common share, diluted*	$0.39	$0.28
_______________________________________________
* The non-GAAP net income per common share, basic and diluted is derived from dividing non-GAAP net income by the number of weighted average shares used in computing basic and diluted net income per common share.

Reconciliation of Non-GAAP Measures
The following table details our reconciliation of non-GAAP measures to the most directly comparable GAAP measures:

(in thousands, except per share data)	Year Ended December 31,
	2015	2014
Operating Results:	(Unaudited)
Cost of material sales	$62,997	$41,315
Operating expenses	158,770	132,411
Operating Income	32,276	58,620
Income before income taxes	33,059	59,327
Net income	14,678	41,854
Net income per common share, basic	$0.31	$0.90
Net income per common share, diluted	$0.31	$0.90
Non-GAAP Reconciling Items:
Inventory write-down	33,000	—
Tax impact of inventory write-down	(2,836)	—
Non-GAAP Measures:
Cost of material sales	29,997	41,315
Operating expenses	125,770	132,411
Operating Income	65,276	58,620
Income before income taxes	66,059	59,327
Net income*	44,842	41,854
Net income per common share, basic**	$0.96	$0.90
Net income per common share, diluted**	$0.94	$0.90
_______________________________________________
* Non-GAAP net income assumes an effective tax rate of 32% for the year ended December 31, 2015, based on excluding the impact of the inventory write down of $33.0 million in the second quarter of 2015 and its related impact on our effective tax rate.
** The adjusted net income per common share, basic and diluted is derived from dividing adjusted net income by the number of weighted average shares used in computing basic and diluted net income per common share.
Non-GAAP Measures
To supplement our selected financial data presented in accordance with U.S. generally accepted accounting principles (GAAP), we use certain non-GAAP measures. These non-GAAP measures include adjusted net income, adjusted net income per common share, basic and adjusted income per common share, diluted. Reconciliation to the most directly comparable GAAP measures of all non-GAAP measures included in the presentation can be found within the table detailing the reconciliation of non-GAAP measures to GAAP measures above.
The Company has provided these non-GAAP measures to enhance investors' overall understanding of our current financial performance, and as a means to evaluate period-to-period comparisons. The Company believes that these non-GAAP measures provide meaningful supplemental information regarding the Company's financial performance by excluding the inventory charge and related tax effect that may not be indicative of recurring core business operating results. The Company believes that the non-GAAP measures that exclude the inventory charge, when viewed with GAAP results, enhance the comparability of results against prior periods and allow for greater transparency of financial results. The presentation of non-GAAP measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.